PURCHASE AGREEMENT

          This PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 25th day of September, 2000 between Retired Persons Pharmacy of Texas, Inc. ("Seller") and 21 st Century Technologies, Inc. ("Purchaser').

          In consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

I . Purchase and Sale of Property.

          A. Subject to the provisions and conditions contained herein, Seller agrees to sell and Purchaser agrees to purchase a parcel of land and building, which land and building is known as 5050 East Belknap Street, Fort Worth, Texas 761175050 and a parcel of land, which land is known as 2219 Eden Avenue, Fort Worth, Texas 76117-5050 both as more particularly described on Exhibit A attached hereto and made a part hereof (collectively the "Property").

          B. As used herein, the Property shall also include all appurtenances, easements, licenses, rights-of-way, and privileges belonging or appurtenant to the Property.

2.   Deposits.

          Purchaser shall deposit, in cash, with Rattikin Title Company (the "Escrow Agent") the sum of twenty five thousand dollars ($25,000.00) upon Purchaser's execution of this Agreement (the "Deposit").

3.

Intentionally Deleted.

4.   Purchase Price.

          The purchase price for the Property (the "Purchase Price") shall be eight hundred and fifty thousand one hundred and fifty two dollars and twenty cents ($850,152.20), which shall be paid by Purchaser to Seller at the Closing in immediately available funds, by certified or cashier's check, or by bank wire transfer of funds, at Seller's option.

5.   Title.

          A. At the Closing, Seller shall convey title to the Property to Purchaser in fee simple, free and clear of all mortgages, deeds of trust, leases, security interests, or judgments, except for
(i) the lien of real estate taxes not yet due and payable, (ii) and such other matters affecting title to the Property as shown on a current title commitment or survey or which do not adversely affect the marketability of title, (iii) building and zoning rules, regulations, laws and ordinances; and to easements, covenants, restrictions, reservations, consents and agreements of record not violated by the existing structure or present use therein, (iv) to any statement of facts that an accurate survey would show so long as it does not render title unmarketable and (v) such other items as set forth on Schedule 1 attached hereto ((i), (ii). (iii), (iv) and (v) collectively "Permitted Exceptions.")

          B. The existence of any other liens or encumbrances which may be discharged by the payment of money, or satisfaction of which shall be available at the time of Closing, shall not constitute an objection of title, provided the Seller, at the time of Closing, deposits with the Escrow Agent, a sum reasonably sufficient to satisfy said lien or encumbrance of record.

          C. Purchaser shall immediately upon the execution of this Agreement order from the Escrow Agent a title commitment on the Property together with legible copies of all documents described therein. Purchaser shall have a period of fifteen (15) calendar days after receipt of such title commitment to determine whether any of the matters described in such report are not Permitted Exceptions. If Purchaser determines that any matters described in such title commitment are not Permitted Exceptions, Purchaser shall so immediately notify Seller in writing of such matters and the reasons why they are not Permitted Exceptions. Notwithstanding the foregoing, any title matters to which Purchaser does not object by the conclusion of the Study Period (as hereinafter defined) whether Permitted Exceptions or otherwise, shall conclusively be deemed to have been waived by Purchaser. Seller agrees not to permit any new title matter to be recorded against the Property which can not be satisfied or removed prior to the Closing. Seller shall thereafter eliminate or cure such disapproved matters (other than the Permitted Exceptions) or make satisfactory arrangements to have such disapproved matters (other than the Permitted Exceptions) eliminated or cured prior to or at the Closing, provided, that in no event shall Seller be obligated to institute litigation or spend more than
$1,000.00 in curing any particular title defect. If Seller is unsuccessful in eliminating or curing any title matters which have been disapproved by Purchaser (other than the Permitted Exceptions), then the Purchaser shall have the right to either waive such matters and proceed to Closing hereunder without reduction or adjustment in the Purchase Price, or terminate this Agreement by giving written notice of termination to Seller ("Notice of Termination"). If such
Notice of Termination is given, this Agreement shall terminate, and the Deposit, along with any interest earned thereon, shall be returned to Purchaser by the Escrow Agent, and all rights, obligations, and liabilities of the parties hereunder shall be released and discharged.

6.   Condition of Premises and Inspection.

          Other than for the Study Period, it is agreed that this Agreement is not subject to a physical, structural or other inspection of the Property by the Purchaser or its representatives. The Purchaser represents and acknowledges that Purchaser was given ample opportunity to have such inspections of the Property made prior to Purchaser's execution of this Agreement. Purchaser further acknowledges that Purchaser has either had an inspection of the Property, and is satisfied with the results of such inspection; or that Purchaser has decided not to do so. If Purchaser has not made such inspection, Purchaser acknowledges that Purchaser assumes all risks with regard thereto, and Purchaser shall hold the Seller harmless as a result. Purchaser does further acknowledge and represent that Purchaser has not relied on any representation or representations with regard to the condition of the Property, regardless of whether such representation be written or oral, whether same be made in this Agreement or separately, and regardless of whether it was made by the Seller, a real estate broker, the Seller's attorneys or anyone representing, or acting on behalf of any such parties. Purchaser agrees to take the Property and each and every part thereof 11as is." All of the provisions set forth in this
Section 6 shall survive the Closing.

     SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED, IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, OR MERCHANTABILITY OF THE PROPERTY OR OTHERWISE WITH RESPECT TO THE PROPERTY, THE AVAILABILITY OF UTILITIES, ACCESS OF THE PROPERTY TO PUBLIC ROADS, OR THE CONDITION, ADEQUACY OR SUITABILITY OF THE PROPERTY FOR ANY PURPOSE. PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER AS PART OF THE AGREEMENT, BUT INSTEAD WILL RELY SOLELY ON ITS
INSPECTIONS AND REPORTS OF ITS THIRD PARTY CONTRACTORS. This paragraph will survive closing or termination of this Agreement and the language will be included in the deed delivered at Closing.

7.   The Closing.

          A. The Closing shall be held thirty (30) calendar days following the conclusion or waiver of the Study Period at the offices of Rattikin Title Company, 611 Throckmorton, Fort Worth, Texas 76102
Att: Brian Grona or at such other location as may be acceptable to Seller and Purchaser. Purchaser may extend the date of the Closing by an additional thirty (30) calendar days by depositing an additional $15,000.00 of non-refundable earnest money with Rattikin Title Company so that the Deposit (exclusive of any interest earned thereon) is $40,000.00, provided that Purchaser gives Seller advance written notice of its election to so extend the Closing. Such written notice must be received by Seller no later than the date which is fifteen (15) calendar days after the conclusion or waiver of the Study Period. The date upon which the Closing is scheduled to occur is referred to herein as the "Closing."

          B. At the Closing, Seller shall execute, acknowledge, and deliver to Purchaser a special warranty deed conveying the Property to Purchaser ("Deed of Conveyance"). At the Closing, Purchaser shall deliver to Seller the Purchase Price and other appropriate consideration as set forth herein. Seller shall deliver, if applicable, a standard title closers affidavit. Purchaser shall have the obligation to pay any sales tax applicable to such transfer of personal property, and shall indemnify and hold Seller harmless with respect thereto. This provision shall survive the Closing.

          C. Seller shall pay the costs relating to the releasing of any existing loans or mortgages on the Property and Purchaser shall pay any and all other Closing costs and expenses including, but not limited to transfer taxes and charges, recordation and similar taxes and charges imposed upon or in connection with the transfer of the Property and the cost of recording the Deed of Conveyance. Seller shall pay for the reasonable cost of TILTA survey of the Property provided such cost is agreed to by Seller in writing in advance. Seller shall pay for the cost of title insurance and all other associated title insurance charges except for the 15% additional title premium required to delete the survey exception from the title commitment. Purchaser agrees to pay all expenses related to any loan or mortgage in connection with the purchase of the Property. Purchaser and Seller will each pay their own counsel fees in connection with this matter and each shall bear equally any escrow fees imposed by the Escrow Agent. In the event Purchaser does not close the transaction contemplated by this Agreement, except for Seller's breach, Purchaser shall pay Seller for the cost of the survey and any title charges, which will be withheld from the Deposit. Purchaser agrees to pay for any additional survey costs for work required by Purchaser or by any potential lender.

          D. Real estate taxes, rents, utilities and charges in connection with maintenance agreement and similar charges shall be prorated between Purchaser and Seller as of the Closing.

          E. Possession of the Property shall be delivered to Purchaser immediately upon consummation of the Closing.

B.   Condemnation.

          In the event of any condemnation or eminent domain proceedings for public or quasi-public purposes at any time prior to Closing hereunder, resulting in the taking of all or any substantial part of the Property, Purchaser or Seller shall have the option to terminate this Agreement, in which event the Deposit and any interest earned thereon shall be promptly returned to Purchaser, and all rights, obligations, and liabilities of the parties hereunder shall be released and discharged. In the event of an insubstantial taking, this Agreement shall remain in full force and effect and the transaction contemplated by this Agreement shall be effected by the parties hereto, without adjustment or reduction in the Purchase
Price,   and   Purchaser  shall  receive  and  be  entitled   to   the
condemnation award.

9.   Remedies.

          A.     In  the  event  Seller  breaches  this  Agreement  or
otherwise fails to perform or observe any of the covenants or obligations to be performed or observed by Seller under this Agreement ("Event of Default"), Purchaser shall give Seller written notice of such default. If any such Event of Default shall continue beyond a reasonable cure period not to exceed thirty (30) calendar days unless circumstances so require and Seller is diligently pursuing a cure, then Purchaser shall be entitled, at its option as Purchasers sole and exclusive remedy hereunder, either to (i) pursue specific performance or (ii) obtain the return of the Deposit and any interest earned thereon from the Escrow Agent; provided, however, that the election by Purchaser shall constitute the sole and exclusive remedy of Purchaser for any breach by Seller hereunder. The return of the Deposit to Purchaser shall fully release Seller from liability in respect of the breach of any of Seller's covenants or obligations hereunder. In the event a court of competent jurisdiction enters a decree or specific performance ordering Seller to comply with the terms of this Agreement, then Seller agrees it shall convey the Property to Purchaser according to the tenor of such decree, and Purchaser shall fully release Seller from liability in respect of the breach of any of Seller's covenants or obligations hereunder.

          B. The parties agree that if Purchaser defaults in its obligations hereunder, it would be extremely difficult to ascertain the extent of the actual damage to Seller resulting from such default. Thus, Purchaser and Seller agree that if Purchaser defaults hereunder and Purchasers default shall continue beyond a reasonable time period not to exceed ten (10) calendar days unless circumstances so require and Purchaser is diligently pursuing a cure, Seller shall be entitled to retain the Deposit and all interest earned thereon as fixed, agreed, and liquidated damages as the sole and exclusive remedy of Seller hereunder. Except as set forth in this Agreement, Seller shall not be entitled to any other damages, rights, or
remedies  against  Purchaser  as  a  result  of  Purchaser's   default
hereunder.

10.  Brokerage Commission.

          Seller and Purchaser each represent and warrant to the other that other than Trammell Crow Dallas/Fort Worth, Ltd. and Henry
S. Miller Commercial that they have not dealt with or engaged any broker, finder, or other person in connection with the transactions contemplated herein, and each party agrees to indemnify and hold the other harmless on account of any loss, damage, liability, or expense, including reasonable attorney's fees, incurred by reason of a breach of such representation and warranty. Seller will pay only the fee of Trammell Crow Dallas/Fort Worth, Ltd. by separate agreement. This provision shall survive the Closing.

11.  General Provisions.

          A. Purchaser shall not have the right to assign or delegate any of its rights or obligations under this Agreement without the consent of the Seller, which consent Seller may withhold or grant in Seller's sole discretion. Seller may freely assign and transfer this Agreement. Purchaser acknowledges and agrees that Seller may be merging with another entity prior to Closing so that such entity may become the Seller hereunder. Notwithstanding the foregoing, Purchaser may assign this Agreement to a party that controls Purchaser or which is controlled by Purchaser. Purchaser shall however not be released of any liability hereunder in the event of such assignment.

          B.    The  terms and conditions of this Agreement  shall  be
binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns and legal representatives.

          C. All notices required or permitted by this Agreement shall be given in writing and delivered personally or sent by mail, registered or certified, postage prepaid, or by Federal Express, UPS, or similar overnight delivery service to the following addresses:

As to Seller:

Retired Persons Pharmacy of Texas, Inc. c/o Retired Persons Services, Inc. 500 Montgomery Street Alexandria, Virginia 22314 Att: President
Att: General Counsel

with a copy to:

Greenwald & Strongin P.C. 60 East 42nd Street, 47th Floor New York, New York 10 165 Aft: Robert H. Strongin, Esq.

As to Purchaser:

21st   Century  Technologies, Inc. 2513 E. Loop 820 Fort  Worth,  TX  76112
Aft: Judith Weber

with a copy to:

Henry S. Miller Commercial 1100 Providence Towers West 5001 Spring Valley Road Dallas, TX 75244 Aft: Trey Fricke

As to Escrow Agent:

Rattikin Title Company
611 Throckmorton
Fort Worth, Texas 76102
Aft: Brian Grona

Any notice served upon any party as provided above shall be deemed to have been given upon receipt. Any party to this Agreement may change the address for notice by providing notice to the other parties to this Agreement as provided for above.

          D. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations, agreements, and undertakings.

          E. This Agreement may not be modified except by the written agreement of the parties hereto.

          F. In the event any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

          G. The date on which the Seller accepts this Agreement shall be inserted as the date of this Agreement in the first paragraph hereof.

          H. This Agreement and all transactions hereunder shall be governed by the laws of the State of Texas.

          1. No failure of any party hereto to exercise any right or power given to such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of any party's right to demand strict compliance with the terms hereof.

          J. Each of the parties hereto, by the execution and delivery of this Agreement represents and warrants to the other party that such party is authorized to execute and deliver this Agreement and that this Agreement is fully binding on such party.

          K. At Closing, the parties shall provide the information necessary for Internal Revenue Service Form 1099-S or other similar form as required.

          L. This Agreement is not contingent upon any other matter of condition except as may be expressly stated to the contrary herein.

          M. Neither this Agreement nor a memorandum thereof shall be recorded or filed in any office of public record.

          N. Seller makes no representation or warranty whether the Property complies with the Americans with Disabilities act.

Agreement.

     O.   Time is of the essence for Purchaser's obligations under this

     P. If either party shall be required to engage an attorney to enforce or defend the rights of such party hereunder, the prevailing party shall be entitled to recover reasonable attorneys fees and cost costs from the non-prevailing party.

          Q. This Agreement is intended to benefit the parties hereto and there shall be no third party beneficiaries of this Agreement including, but not limited to, employees, creditors, customers, brokers, consultants and suppliers of Seller or Purchaser or any other person Purchaser or Seller may have dealt with in connection with this transaction. In particular, but not in limitation of the foregoing, no creditor of Seller and no person seeking to enforce any agreement between such creditor and Seller shall have any rights by virtue of this Agreement.

          R.     Captions  and  section  headings  used  herein   are   for
convenience only, and are not a part of this Agreement, and shall not be used in construing it.

          S. Purchaser agrees to make payment of the Purchase Price in such denominations and to such payees as may be requested by Seller to satisfy any mortgages, liens or encumbrances.

          T. The Property shall remain on the market and Seller shall have the right to negotiate and accept any other offer, subject to the terms of this Agreement.

          U. In the event that Purchaser terminates this Agreement for any reason permitted hereunder, the Escrow Agent shall pay $100.00 of the Deposit to Seller as a contract fee and the balance to Purchaser.



Seller's Covenants.

Representations and Warranties.

          A. As a material inducement for Purchaser to enter into this Agreement and to proceed to Closing, Seller hereby covenants and agrees with Purchaser as follows:

                    Without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned, Seller shall not: (i) construct or install on the Property any improvements or allow any existing improvements, natural deposits, resources, or vegetation on the Property to be wasted, removed, sold, or in any way encumbered or otherwise alter the physical condition of the Property; (ii) enter into, amend, cancel or modify any leases, agreements or other undertakings affecting all or any part of the Property; (iii) grant any easements or rights of way over or through the Property or permit any liens, mortgages, deeds of trust, or other encumbrances to be placed against the Property, except such liens that can be paid and released from the cash consideration payable by Purchaser at Closing; or

(iv) permit any lien or other encumbrance affecting the Property as of the date of this Agreement to be in default and/or foreclosed.

               2.   Seller  shall  furnish  Purchaser  within  fifteen
(15) business days from the date of this Agreement with any information in Seller's reasonable possession or reasonable control from time to time pertaining to the Property including any warranties relating to the Property, certificates of occupancy, leases, service agreements, etc. Reasonable possession or reasonable control means in the reasonable possession or reasonable control of the Treasurer of Seller.

               3. Seller shall cancel any contract, agreement or other obligation of Seller pertaining to the Property which Purchaser does not agree in writing to assume after Closing assuming that the terms of such contract, agreement or other obligation permit cancellation and such cancellation may be made without cost to Seller.

               4. Seller shall, during the term of this Agreement, maintain in full force and effect insurance against property damage and liability for personal injury.

          B. As a material inducement for Purchaser to enter into this Agreement and to proceed to Closing, Seller hereby makes the following representations to Purchaser:

               1 . Subject to Paragraph 11 (A), Seller is duly organized and formed and is in good standing under the laws of the State of Texas.

               2. This Agreement and all of the documents executed by Seller which are to be delivered at Closing are, and at the Closing will be (i) duly authorized, executed and delivered by Seller; (ii) the legal, valid and binding obligations of Seller; and
(iii) sufficient to convey title (if they purport to do so);

               3. Seller is not a "foreign person" as that term is used in Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, and the related regulations. Seller agrees to execute and deliver to Purchaser at Closing a valid certification of non-foreign person status in the form of Exhibit B attached hereto and made a part hereof, duly executed under penalty of perjury and in form and substance which complies with the requirements of said regulations.

13.  Risk of Loss.

          Risk of Loss shall not pass to the Purchaser until such time that the Deed of Conveyance is delivered unless the Property is delivered to Purchaser prior to the Closing.

14.  Study Period.

          For the period commencing on the date of full execution hereof and ending forty-five (45) calendar days thereafter at 5:OOPM east coast time (the "Study Period"), Purchaser, at its sole cost and expense, shall have reasonable access to the Property for the sole purpose of determining whether the Property is suitable for Purchaser's intended use, provided that (i) Purchaser repairs any damage or loss to the Property caused in connection with any inspections, tests, studies and analyses conducted by Purchaser or its agents and (ii) Purchaser indemnifies and holds Seller harmless for any loss or injury to persons in connection with such inspections, tests, studies and analyses conducted by Purchaser or its agents. Notwithstanding the foregoing, Purchaser shall advise Seller in writing at least three (3) business days prior to conducting any inspection, test, study or analysis of the Property (or the contents thereof) in order to obtain Seller's written consent, which shall not be unreasonably withheld. A representative of Seller shall always be present at such time that Purchaser or its agents are conducting any inspections, tests, studies or analyses unless otherwise agreed to by Seller or Seller's agent (in writing.) In the event that Purchaser determines that the Property is not suitable for Purchaser's intended use, Purchaser may terminate this Agreement by delivery of written notice thereof to Seller prior to the expiration of the Study Period and thereupon the entire Deposit, and any interest earned thereon, shall be returned to Purchaser and the parties hereto shall have no further rights or obligations one to the other. If such notice is not timely given, the Study Period shall expire as though it never existed. This provision shall survive the termination of this Agreement.

15.  Acceptance of Agreement.

          In the event this Agreement is not accepted by Purchaser on or before the September 26, 2000, this Agreement shall be null, void and without further effect and the parties hereto shall have no further obligation to each other.

16.  Purchaser's Representations.

          Purchaser is duly organized and formed, and is validly existing and registered and in good standing under the laws of the State of Nevada and duly qualified to do business in the State of Texas, and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser shall deliver a resolution of its board of directors at the Closing authorizing the transactions set forth in this Agreement. Purchaser hereby represents and warrants, with the understanding that Seller is relying on such representations and warranties, that the individuals executing this Agreement and the documents contemplated hereby on behalf of Purchaser are authorized to do so on behalf of Purchaser and upon such execution and execution by Seller, this Agreement and such documents shall be binding and enforceable against Purchaser in accordance with their terms.

17.  Escrow Agent.

          The Deposit and any interest earned thereon, shall be held by the Escrow Agent, in escrow on the terms hereinafter set forth:

A. The Escrow Agent shall deposit the Deposit in an interest bearing commercial bank account in the State of Texas.
B. The Escrow Agent shall not commingle the Deposit or any interest earned thereon with any funds of the Agent.
C. If the Closing takes place as scheduled under this Agreement, the Escrow Agent shall deliver the Deposit and any interest earned thereon to, or upon the instruction of, Seller at the Closing.
D. If the Agreement is terminated in accordance with the terms hereof, the Escrow Agent shall pay the Deposit and any interest earned thereon to, or upon the instructions of, the party entitled thereto in accordance with the provisions hereof.
E. if the Closing does not take place under this Agreement by reason of the failure of either party to comply with its obligations hereunder, the Escrow Agent shall pay the Deposit and any interest thereon to the party entitled thereto in accordance with the provisions of this Agreement, provided that the Escrow Agent shall not pay the Deposit and interest earned thereon unless and until (a) it sends notice by certified mail, return receipt requested or overnight delivery, to the other party notifying them of their intention to deliver the Deposit and any interest earned thereon and
(b) Escrow Agent does not receive notice from such other party or its attorney, within five (5) calendar days after receipt of Escrow Agent's notice, objecting to such delivery.
F. The Escrow Agent is acting as a stakeholder only with respect to the Deposit and any interest earned thereon. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Deposit and any interest earned thereon or as to whom said Deposit and any interest earned thereon is to be delivered, the Escrow Agent shall not make any delivery, but in such event the Escrow Agent shall hold the same until receipt by the Escrow Agent of an authorization in writing, signed by all the parties having interest in such dispute, directing the disposition of same,or in the absence of such authorization the Escrow Agent shall hold the Deposit and any interest earned thereon until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given or proceedings for such determination are not begun within thirty (30) calendar days of the Closing date and diligently continued, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit and any interest earned thereon in court pending such determination. The Escrow Agent shall be reimbursed for all costs and reasonable attorneys' fees and disbursements by the party determined not to be entitled to the Deposit and any interest earned thereon. Upon making the delivery of the Deposit and any interest earned thereon in the manner herein provided, the Escrow Agent shall have no further liability hereunder.
G. It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence. Seller and Purchaser each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.
H. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fee incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent. This provision shall survive the termination of this Agreement and Closing.
  I. The Escrow Agent has executed this Agreement solely to confirm that the Escrow Agent is holding and will hold the Deposit and any interest earned thereon in escrow, pursuant to the provisions hereof.
18.  Merger.

          The Closing of title and delivery of the Deed of Conveyance shall constitute a waiver by the Purchaser of any and all covenants, representations or warranties made by the Seller in this Agreement unless such covenant in this Agreement shall specifically provide that it survives Closing.

     IN   WITNESS  WHEREOF,  the  parties  hereto  have  caused   this
Agreement to be duly executed on the dates set forth beneath their respective signatures below.

Seller: Retired Persons Pharmacy of Texas, Inc.

By: /s/  Denis J. Muskat

Name: Denis J. Muskat
Title: Treasurer

Purchaser:
21 st Century Technologies, Inc..
     T
By: /s/ Kenneth E. Wilson
Name: Kenneth E. Wilson
Title: CEO

Escrow Agent:
Rattikin Title Co

By: /s/ Brian Grona

Name: Brian Grona


Title: Senior VP
                               Exhibit A

                             THE PROPERTY

With Respect to 2219 Eden Avenue

Lot 27, Block 3, Oakridge, an Addition to the City of Fort Worth, now in Haltom City, Tarrant County, Texas, according to plat recorded in the volume 1348, Page 30, Deeds Records of Tarrant County, Texas.

With Respect to 5050 East Belknap

See property description attached.

All  of  Lots  1, 2, 3, 4, 28 and 29, Block 3, OAKRIDGE,  an
Addition to the City of Fort Worth, now in the City of Haltom City, Tarrant County, Texas, according to plat recorded in Vol. 1348, Page 31, Deed Records,

Tarrant County, Texas; AND a tract out of the THOMAS AKERS SURVEY, in Tarrant County, Texas, and being more particularly described as follows: BEGINNING at an iron pin set for corner at the intersection of the West
Line of Eden Ave. (a 50-foot ROW) with the Southwest line of Baker's Lane (a 50-foot ROW) , being the Northeast corner of Lot 29, Block 3 of said Oakridge Addition;

THENCE  S.  0  del. 12 min. E., 115.42 feet along  the  West line  of Eden Ave. and the East line Of said Lots 29 and  28
Block 3, of said Oakridge Addition, to an iron pin set for corner, the Southeast corner of said Lot 28;

THENCE S. 89 deg. 51 min. W., 197.94 feet along the South line of said Lot 28 and the North line of Lot 27, to an iron pin found for corner, the Northeast corner of said Lot
4;

THENCE S. 80 feet along the East line of Lot 4 and the West line of Lot 27, to an iron pin set for corner,. the Southeast corner of Lot 4; THENCE S. 89,deg. 40 min. W. ,
205.0 feet along the South line of Lot 4 to a pipe set in concrete f or corner in the East line of Haltom Road (a 55 foot ROW), the Southwest corner of Lot 4;

THENCE North 393.60 feet along the East line of Haltom Road to an "X" cut in concrete for corner At the point of intersection of the East line of Haltom Road with the Southeast ROW line of East Belknap Street (a varying ROW);

THENCE N. 60. deg. 00 min E., 17.80 feet along said Southeast line of East Belknap Street to an "X" cut in concrete for corner at the point of intersection of said Southeast line of East Belknap St. with the Southwest line of Baker's Lane;

THENCE  S.  62  deg.  0 3 min. E. . 438.17  feet  along  the
Southwest  line of Baker's Lane to  the place of  beginning;
and   containing  approximately  106,000.90  sq.   ft.,   or
approximately 2.433 acres of land.